UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM 8-K
                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
                          Date of Report: July 28, 2014

                        Commission File Number 333-133347

                       PEPTIDE TECNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

Nevada                                                 98-0479983
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State or other jurisdiction of                         (I.R.S. Employer
incorporation or organization                          Identification No.)

    601 Union Street, Two Union Square, 42nd Floor, Seattle, Washington 98101
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               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (206) 236-9555

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions: [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425) [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12) [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)) [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02  Departure of Directors or Certain  Officers;  Election of  Directors;

Appointment of Certain Officers; Compensatory Arrangements of Certain Officers. Resignation of Officers Effective July 28, 2014, a letter of resignation tendered by Erik Odeen as Director of the Company and as Secretary/Treasurer and Chief Financial Officer was accepted.

Appointment of Board Members and Officer

Effective July 28, 2014, Mr. Brian (Baxter) Koehn has been appointed to the Board of Directors of the Company to serve as Secretary/Treasurer until he resign or his successors be elected by the shareholders of the Company or appointed by the Board of Directors. Baxter Koehn was also appointed to serve as Chief Financial Officer of the Company

Mr. Baxter Koehn, BA, AMA, EA, is a seasoned executive with over 30 years experience in corporate management, financial leadership, international manufacturing & distribution operations. He manages a consulting practice which provides financial management and strategic-planning advisory services to both individuals and privately-held company clients. Duties with the company have included international marketing, the buying and selling of businesses and business interests as well as developing strategies for acquiring financing and market share.

In consideration for accepting the appointment of Chief Financial Officer for the Company, five million (5,000,000) fully vested shares of the Company's restricted common stock shall be issued to Brian Koehn.

Appointment of Board Members

Effective July 28, 2014, Mr. Selwyn Dennis Cox has been appointed to the Board of Directors of the Company to serve until he resign or his successors be elected by the shareholders of the Company or appointed by the Board of Directors.

Mr. Dennis Cox is a retired business consultant who has served in various management positions. He has over 35 years experience working in various manufacturing and service oriented companies. Early in his career, Mr. Cox joined Canadian Forest Products Ltd. (CFP) a large building products company producing plywood and hard board paneling, in New Westminster, British Columbia. Mr. Cox has held a wide variety of positions with CFP: including Buyer, Senior Buyer, Mill Stores and Maintenance Coordinator and Shipper.

Prior to retiring, Mr. Cox was a consultant for Industrial Equipment Company Ltd. (IECO) located in Delta, British Columbia, a large bearing distributor and carrying a full range of power transmission, material handling, fluid power and other related products.

In consideration for accepting the appointment to the Board of Directors for the Company, two hundred fifty thousand (250,000) fully vested shares of the Company's restricted common stock shall be issued to Selwyn Dennis Cox.



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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.



                                    PEPTIDE TECHNOLOGIES, INC.

By: /s/ Scott McKinley
Scott McKinley
Chairman of the Board

Date:  July 28, 2014























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